Exhibit 99.2

Chicken Soup for the Soul Entertainment to Present at Upcoming Conferences

COS COB, CT – May 20, 2019 – Chicken Soup for the Soul Entertainment, Inc. (“CSS Entertainment”) (Nasdaq: CSSE), a growing media company building online video-on-demand (“VOD”) networks that provide video content for all screens, today announced management will present at four upcoming conferences:

•	Needham Emerging Technology Conference, at 9:00 a.m. ET on May 21, 2019 in New York, NY
•	20th Annual B. Riley FBR Investor Conference at 10:00 a.m. PT on May 22, 2019 in Los Angeles, CA
•	Ladenburg Thalmann 2019 Tech Expo at 10:00 a.m. ET on May 30, 2019 in New York, NY
•	9th Annual LD Micro Invitational at 9:00 a.m. PT on June 4, 2019 in Los Angeles, CA

For more information or to schedule a one-on-one meeting with management at any of these conferences, please contact your representatives at each firm. Alternatively, you can reach out to James Carbonara, Hayden IR at james@haydenir.com.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. (Nadsaq:CSSE) is a growing media company building and acquiring streaming video-on-demand networks (VOD) that provide content for all screens. The company has a majority stake in Crackle Plus, which has the right to own and operate a variety of ad-supported and subscription-based VOD networks including Crackle, Popcornflix, Popcornflix Kids, Truli, Pivotshare, Españolflix and FrightPix. The company also acquires and distributes video content through its Screen Media subsidiary and produces long and short-form content through its Chicken Soup for the Soul Originals division and through APlus.com. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the offering circular) and uncertainties which could cause actual results to differ from the forward-looking statements. CSS Entertainment expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in CSS Entertainment’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based. Investors should realize that if CSS Entertainment’s underlying assumptions for the projections contained herein prove inaccurate or if known or unknown risks or uncertainties materialize, actual results could vary materially from CSS Entertainment’s expectations and projections.

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www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul

INVESTOR RELATIONS
James Carbonara
Hayden IR
james@haydenir.com
(646) 755-7412

MEDIA CONTACT
Kate Barrette
RooneyPartners LLC
kbarrette@rooneyco.com
(212) 223-0561

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul